Exhibit 10.5

Execution Version

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”)
HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT
MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT
TREATS AS PRIVATE OR CONFIDENTIAL.

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of June 17, 2026, is made by and between Georgia Banking Company, Inc., a Georgia corporation (the “Company”) and CF GBC Investors LP, a Delaware limited partnership (the “Investor”). The Company and the Investor shall sometimes be referred to herein collectively, as the “Parties” and individually, as a “Party.”

RECITALS

WHEREAS, concurrently herewith, the Investor has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company, pursuant to which the Investor will purchase from the Company the number of shares of voting common stock, par value $0.01 per share, of the Company (the “Voting Common Stock”) and the number of shares of non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”, together with the Voting Common Stock, the “Common Stock”) listed on the Investor’s signature page of the Stock Purchase Agreement;

WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Stock Purchase Agreement; and

WHEREAS, in order to induce the Investor to enter into the Stock Purchase Agreement, the Company has agreed to grant the Investor the rights set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereby agree as follows:

1.              Board Rights.

(a)            Following the Closing, the Company will promptly cause one representative of the Investor (the “Board Representative”) to be elected or appointed to the board of directors of the Company (the “Board of Directors”), subject to all legal and regulatory requirements regarding service and election or appointment as a director of the Company (the “Qualification Requirements”). So long as the Investor, together with its Affiliates, continues to beneficially own in the aggregate at least the lesser of (i) 4.9% of the outstanding shares of Voting Common Stock and (ii) 50% of the Common Stock that Investor beneficially owns immediately following the Closing (the “Minimum Ownership Interest”), the Company will, subject to applicable law, recommend to its shareholders the election of the Board Representative to the Board of Directors at any special meeting or annual meeting of the Company’s shareholders called for the purpose of the election of directors, as applicable, subject to satisfaction of the Qualification Requirements. If the Investor no longer satisfies the Minimum Ownership Interest, the Investor will have no further rights under Sections 1(a) through 1(d) and, at the written request of the Board of Directors, use its commercially reasonable efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

(b)            The Board Representative shall, subject to the Qualification Requirements, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its commercially reasonable efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. The Investor covenants and agrees to hold any Information (as defined below) obtained from its Board Representative in confidence as set forth in Section 6 below.

(c)            Subject to Section 1(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors of its Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement must satisfy the Qualification Requirements. The Board of Directors shall use its commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person, use commercially reasonable efforts to have such person elected as director of the Company by the shareholders of the Company and solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors, as the case may be. If a Board Representative is nominated by the Company for election to the Board of Directors, but fails to be elected, then subject to the proviso set forth in this Section 1(c) below, the Company shall, as soon as practicable thereafter, subject to applicable law, increase the size of such board of directors and, following the procedures set forth above in this Section 1, appoint an individual designated in writing by the Investor who meets the Qualification Requirements to be the Board Representative (such individual to be different from the individual who was not elected) to the Board of Directors of the Company.

(d)            The Board Representative shall be entitled to compensation (which may be paid to the Investor in lieu of to the Board Representative, at the option of the Investor) and indemnification and insurance coverage in connection with his or her role as a director of the Company to the same extent as the other directors on the Board of Directors and shall be entitled to reimbursement (which may be paid to the Investor in lieu of to the Board Representative, at the option of the Investor) for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committee thereof, in accordance with the Company’s policies.

(e)            The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees on behalf of itself that with respect to a claim by the Board Representative for indemnification arising out of his or her service as a director of the Company (1) that the Company is the indemnitor of first resort (i.e., the Company’s obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to all other members of the Board of Directors) are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative are secondary), and (2) the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Board Representative against the Company.

(f)            The Investor hereby acknowledges that it is aware of the restrictions under the federal securities laws imposed on a person in possession of material nonpublic information concerning an issuer, including with respect to purchasing or selling securities of such issuer and the communication of such information to other persons. The Investor agrees that neither it nor its representatives nor any of their respective Affiliates will use any data or information in contravention of such securities laws or any rules or regulations promulgated thereunder.

(g)            Following the Closing, as long as the Investor and its affiliates in the aggregate hold the Minimum Ownership Interest, the Company shall make available to the Investor all materials delivered to the Board and the committees thereof and to the board of directors of the Bank and the committees thereof; provided, that the Company shall not be required to deliver such materials to the extent that such delivery would reasonably be expected to constitute a waiver of the attorney-client privilege or violate applicable law or regulatory requirements.

2.              Registration Rights. The Company and the Investor shall execute and deliver effective as of the date hereof the Registration Rights Agreement.

3.              Bank Holding Company Act. The Company will not knowingly take any action which would reasonably be expected to pose a risk that the Investor or any of its Affiliates will (a) become a “bank holding company” under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the rules and regulations promulgated thereunder or (b) own, directly or indirectly, five percent or more of the Voting Common Stock or any other class of voting securities of the Company, including, without limitation, undertaking any redemption, recapitalization or repurchase of Voting Common Stock, of securities or rights, options, or warrants to purchase Voting Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Voting Common Stock, in each case, where the Investor is not given the right to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro-rata proportion; provided, however, that the Company shall not be deemed to have violated this Section 3 if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro-rata proportion and the Investor fails to so participate. In the event the Company breaches its obligations under this Section 3 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Investor hereto and shall cooperate in good faith with the Investor to modify ownership or, to the extent commercially reasonable, make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach; provided, that any modification, amendment or waiver of these Investor Rights Agreements shall be subject to this Section 4.

4.              Most Favored Nation. For so long as the Investor and its Affiliates, in the aggregate, satisfy the Minimum Ownership Interest, the Company shall not enter into any additional, or modify any existing, agreements, arrangements or understandings with any existing or future investors in the Company that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by this Agreement, unless, in any such case, the Investor has been provided with such rights and benefits. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that pursuant to the Investor Rights Agreements, Patriot Financial Partners III, LLP, Bartow Morgan, Jr. and J. Bradford Smith have rights and benefits that are more favorable than those provided to the Investor pursuant to this Agreement.

5.              Confidentiality. Each Party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective Affiliates, and its and their respective subsidiaries and their directors, officers, employees, members, managers, investors, potential investors, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is reasonably necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by another requirement of law or the applicable requirements of any Governmental Entity (in which case, the Party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other Party with prior written notice of such permitted disclosure so that such other Party may seek confidential treatment of such information from the applicable Governmental Entity), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party hereto furnished to it by such other Party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such Party on a nonconfidential basis, (2) in the public domain through no fault of such Party, (3) later lawfully acquired from other sources by the Party to which it was furnished or (4) independently developed or conceived by such Party without use of such Information), and neither Party hereto shall release or disclose such Information to any other person, except its Affiliates, and its and their respective directors, officers, employees, members, managers, investors, potential investors, partners, auditors, attorneys, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to Governmental Entities; provided, however, that (i) the Investor is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement and (ii) the Investor may identify the Company and the number and value of the Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

6.              Miscellaneous.

(a)            Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives an e-mail notification or confirmation of receipt of an e-mail transmission) at e-mail address specified in this Section 6(a) prior to 5:00 p.m., New York City time, on a Trading Day, (b) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows

If to the Company:

Georgia Banking Company, Inc.
1776 Peachtree Street NW, Suite 300
Atlanta, GA 30309
Attn: Bartow Morgan, Jr.
Email: [***]

With a copy to:

Troutman Pepper Locke LLP
600 Peachtree Street, NE, Suite 3000
Atlanta, GA 30308
Attn: James Stevens
Email: [***]

If to the Investor:

CF GBC Investors LP

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Fl.

New York, NY 10105

Attn: General Counsel / Credit Operations / Henchy Enden

E-mail: [***], [***], [***]

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001
Attn: Michael J. Schwartz; Michael P. Reed
Email: [***]; [***]

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(b)            The provisions of this Agreement may not be assigned by the Investor without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion; provided, however, that the Investor may assign this Agreement or any of its rights hereunder to any of its Affiliates without the prior written consent of the Company, and any purported assignment shall be null and void in the absence of such consent. Subject to the foregoing restriction on assignment, this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)            This Agreement and the Registration Rights Agreement embody the entire agreement and understanding between the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(d)            This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on an exclusive basis in the Georgia Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Georgia Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Georgia Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f)            Any Party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Party hereto and (ii) waive compliance by the other Party with any of such other Party’s obligations or covenants contained herein; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the Parties to be bound thereby, but no such extension or waiver and no failure to insist on strict compliance by the other Party hereto with an obligation or covenant hereunder shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation or covenant or any failure to comply therewith by the Party whose performance was waived.

(g)            This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature(s) Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

GEORGIA BANKING COMPANY, INC.

By:	/s/ Bartow Morgan, Jr.
Name:	Bartow Morgan, Jr.
Title:	Chief Executive Officer

CF GBC INVESTORS LP
By: CF GBC GP LLC, its general partner

By:	/s/ William A. Covino
Name:	William A. Covino
Title:	Chief Financial Officer

[Signature page to Investor Rights Agreement]